DEED OF IRREVOCABLE UNDERTAKING



From



Russell V. Nathan

To:      Total Research Acquisitions Limited
         Watermans Park
         40-52 High Street
         Brentford
         Middlesex
         TW8 0BB

         (the "Offeror")

and:     Charles Street Securities, Inc.
         1 Wilton Crescent
         London SW1X 8RN

From:    Russell V. Nathan
         Braywood Farm
         Ascot Road
         Hawthorn Hill
         Maidenhead SL6 3SY



                                                                   13 April 2000

Dear Sirs,

1. I refer to the press announcement in the form of the draft attached hereto or initialled by me (the "Press Announcement") proposed to be released by Charles Street Securities, Inc. on behalf of the Offeror, which is a wholly owned subsidiary of Total Research Corporation, setting out the terms and conditions upon which Charles Street
         Securities, Inc. will, on behalf of the Offeror, make an offer (the "Offer") to acquire the whole of the issued and to be issued share capital of Romtec plc (the "Offeree").

2.       All references in this undertaking to:

         (A)      "Code" shall mean the City Code on Takeovers and Mergers;

         (B)      "Loan Notes" shall mean the loan notes offered in the Offer;

         (C)      "Offer" shall:

                  (1) include any offer or offers that may be made by or on behalf of the Offeror to acquire, in both cases on the terms set out in the Offer Document:

                          (a) the whole of the share capital of the Offeree in issue at the date on which the Offer is made; and

                          (b) any share capital of the Offeree allotted while the Offer remains open for acceptance or until such earlier date as the Offeror may determine; and

                  (2) extend to any new, increased, extended or revised offer or offers by or on behalf of the Offeror made within six months after the date on which the Offer is made, provided that in any such case the terms of such offer or offers are no less favourable than the terms set out in the Press Announcement or the Offer Document;

         (D)      "Offer   Document"   shall  mean  the  formal  offer  document
                  substantially in the form annexed hereto or initialled by me containing the terms and conditions of the Offer;

         (E) "Offeree Shares" shall mean the 4,475,000 ordinary shares of 1p each that I hold in the Offeree and shall include any other ordinary shares in the Offeree which I acquire and beneficially own after signing this undertaking;

         (F) "Offer Price" shall mean the price payable under the Offer for ordinary shares of 1p each in the Offeree to which the Offer relates, namely 91p per share; and

         (G) "Principal Amount" means the aggregate nominal amount shown on the loan note certificate issued to Russell Nathan as part of the First Payment or the Final Instalment (as the case may be).

3. I irrevocably consent to the issue of the Press Announcement incorporating references to me and to the provisions of this undertaking subject to any amendments which may be agreed with me or the Offeree's financial advisers. I also consent to the issue of the Offer Document, incorporating references to me, and to the provisions of this undertaking, similar to those references contained in the Press Announcement.

4.       In  consideration  of the Offeror  making or procuring  Charles  Street
         Securities, Inc. to make on its behalf the Offer in all material respects on the terms and subject to the conditions referred to in the Press Announcement, I hereby irrevocably undertake and warrant to the Offeror and Charles Street Securities, Inc. as follows:-

         (A) I am the beneficial owner and the registered holder of the Offeree Shares and the Offeree Shares are free from all liens, charges, equities or encumbrances. There are no other ordinary shares in the Offeree registered in my name or beneficially owned, or managed and controlled by me (save that Margaret Deidre Cramb, my common law wife, owns shares in the Offeree), or in which I have an interest and I have no rights, warrants or options to acquire or subscribe for ordinary shares in the Offeree;

         (B) save pursuant to this undertaking I have not agreed, conditionally or otherwise, to dispose of all or any of the Offeree Shares or any interest therein and have (and, upon the Offer being made, will continue to have) all necessary powers and authorities to accept or procure acceptance of the Offer in respect of all the Offeree Shares without infringing any obligation I may owe to anyone else;

         (C) I shall accept the Offer in accordance with its terms in respect of all the Offeree Shares by not later than 3.00p.m. on the seventh day after the despatch of the Offer Document, and shall forward or procure that there is forwarded, with such acceptance, the share certificates or other documents of title in respect of the Offeree Shares in accordance with the terms of the Offer;

         (D) subject to the Offer having become unconditional in all respects, the Offeree Shares will be acquired by the Offeror free from all liens, charges, equities and encumbrances whatsoever and shall be acquired together with all rights to dividends and other distributions hereafter declared, made or paid, save for the interim dividend of 2p (net) per Romtec Share declared in respect of the year ended 31 January 2000, the record date of which is 2 May 2000 and the dividend is expected to be paid on 19 May 2000;

         (E) notwithstanding that I may have become entitled to withdraw my acceptance(s) of the Offer by virtue of the rules of the Code (or any provision of the Offer giving effect thereto), I shall not withdraw my acceptance(s) of the Offer and shall procure that my acceptance(s) of the Offer is not withdrawn in respect of all or any of the Offeree Shares;

         (F) I shall not without the prior written consent of the Offeror purchase or otherwise acquire any shares in the Offeree or any interest therein or agree to do so;

         (G) prior to the closing, lapsing or withdrawal of the Offer I shall not, except pursuant to the Offer;

                  (1) sell, transfer, mortgage, charge, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, mortgaging, charging or other disposition or creation or grant of any other encumbrance or option of or over all or any of the Offeree Shares or any interest therein, or accept any other offer in respect of all or any of the same;

                  (2) enter into any agreement, arrangement, obligation or understanding (whether or not subject to any conditions and whether or not to take effect upon or following the closing or lapsing of the Offer) in relation to, or operating by reference to shares or other securities of the Offeree or which would or might restrict or impede the acceptance by me of the Offer.

         (H) I will between the date of this undertaking and the public announcement of the Offer maintain appropriate secrecy about the possibility, and terms, of the Offer;

         (I) at all times after the date hereof and until the Offer shall have closed, lapsed or been withdrawn I shall, unless otherwise required by law or the Code, take such action as is within my control as may be required to enable the Offer to be made and become unconditional in all respects and refrain from knowingly taking any action or making any statement which is or may be prejudicial to the success of the Offer, including, without limitation:

                  (1) soliciting any other offer by any third party for any part of the issued share capital of the Offeree; or

                  (2) save insofar as required by the rules contained in the Code or by law, entering into discussions or negotiations with, or providing any information to, or facilitating in any way any offer for any of the share capital of the Offeree by, any such third party; or

                  (3) communicating with any person in relation to or discussing with any person the terms of the Offer or any matter relating thereto without the prior written consent of the Offeror provided that this shall not apply to any communications or discussions with my or the Offeree's professional advisers who appreciate the need for and requirements as to confidentiality in relation to the Offer;

         (J) save as may be required by law or the Code, I will at all times after the date hereof and until the Offer shall have closed, lapsed, or been withdrawn promptly notify you in writing of any communication, invitation, approach or inquiry which I may receive from any third party concerning the acquisition of all or any of my shares in the Offeree or which is in relation to or which could lead to an offer eing made for the whole or any substantial part of the share capital of the Offeree or the business, undertaking or other assets of the Offeree and/or its subsidiary;

         (K)      I understand and agree that in accordance with the Code:

                  (1) particulars of this undertaking and my interests and dealings in the Offeree in the period beginning twelve months prior to the offer period (as defined by the Code) applicable to the Offer and ending immediately prior to the posting of the Offer Document will be contained in the Offer Document; and

                  (2) this undertaking will be available for inspection while the Offer is open for acceptance;

         (L) so far as I am reasonably able to do so, I will procure that such information as the Offeror or its advisers reasonably request in relation to the Offeree and its subsidiary and their respective businesses will be supplied to the Offeror as soon as practicable following any such request and I will procure that, to the extent I am able to procure the same, the Offeree and its subsidiary provide the Offeror and its advisers with access to such of the books and financial and other records of the Offeree and its subsidiary as the Offeror may reasonably require in order to satisfy itself as to the business, finances and affairs of the Offeree and its subsidiary;

         (M) so far as I am reasonably able to do so I will provide such information and do such acts as may be reasonably necessary to prepare and expedite the despatch of the Offer Document and, in particular, but without prejudice to the generality of the foregoing, will procure for the Offeror all necessary information regarding the Offeree and its subsidiary and my interests and those of the directors of the Offeree in the share capital of the Offeree and options over such share capital which is required to be contained therein in order to comply with the requirements of the Code and I will as soon as practicable after becoming aware of the same notify you in writing of any material change in the accuracy or import of any information previously supplied to you by me;

         (N) I will join with the other directors of the Offeree in making in the Offer Document a statement of responsibility in the terms or to the effect required by the Code;

         (O) so far as is not inconsistent with my duties or obligations under the Code or unless I form the bona fide opinion that it would not be in the interests of shareholders to do so, I will recommend to all the shareholders in the Offeree that they should accept the Offer and will agree to a statement to that effect being included in the Offer Document;

         (P) I will, on the Offer becoming unconditional in all respects, (so far as is not inconsistent with my fiduciary duties as a director of the Offeree) join with the other members of the board of the Offeree in appointing any persons nominated by the Offeror to the board of the Offeree and its subsidiary and in approving alternate directors nominated by such newly appointed directors; and

         (Q) so far as I am reasonably able to do so and subject to my fiduciary duties as a director of the Offeree, I will procure that, from the date hereof and until the date on which the Offer closes, lapses or is withdrawn, save with the prior written consent of the Offeror:

                  (1) the business of the Offeree and its subsidiary will be carried on in the ordinary and normal course;

                  (2) neither the Offeree nor its subsidiary will sell, transfer, convey, charge or otherwise in any way whatsoever dispose of (otherwise than in the ordinary course of business) any property or asset of the Offeree or its subsidiary which is material in the context of the Offeree and its subsidiary (taken as a whole); and

                  (3) save pursuant to the exercise of options under the Offeree's Executive Share Option Scheme neither the Offeree nor its subsidiary will issue any shares, stock or other securities in the capital of that company or issue any debenture or loan stock or enter into any contract or other arrangement so to do.

5. (A) In consideration of the Offeror making, or procuring Charles Street Securities, Inc, to make the Offer on its behalf, I hereby further irrevocably undertake and agree:

                  (1) to waive the right to receive 11p of the Offer Price in respect of each of my Offeree Shares upon acceptance of the Offer (so that the maximum amount I shall be entitled to receive under the Offer in respect of each of my Offeree Shares shall (save as specifically provided below) not exceed 80p);

                  (2) to receive (the "First Payment") (a) 35p of the Offer Price in cash in respect of each of my Offeree Shares, and (b) Loan Notes with the Principal Amount thereof equal to the aggregate of 30p of the Offer Price for each of my Offeree Shares within 14 days of the Offer becoming or being declared unconditional in all respects (the "First Payment Date"). The Loan Notes shall be issued on and take effect from the First Payment Date and I hereby irrevocably and unconditionally waive all right to any interest payable under such Loan Notes save for that (if any) arising in respect of any period after 10 April 2001; and

                  (3) to receive (subject as provided below) the final instalment of the Offer Price (the "Final Instalment") in respect of each of my Offeree Shares, payable only by the issue of loan notes in substantially the same terms of the Loan Notes with the Principle Amount equal to the Final Instalment on the 60th day after the second anniversary of the First Payment Date provided that the average annual profits of the Offeree on ordinary activities and before taxation and exceptional items over the two successive years commencing on the First Payment Date and the anniversary of the First Payment Date (X) exceed (pound)250,000 each year and the average annual turnover of the Offeree over the same two years (Y) exceeds (pound)4,100,000 each year (in each case as shown by the respective consolidated monthly management accounts of the Offeree for those periods pro-rated where necessary), the amount of the Final Instalment calculated as set out in (a) and (b) below;

                          (a)       subject  as   set   out  below,   the  Final
                                    Instalment shall be the lower of:

                                    (i)     268% of X;

                                    (ii)    16.345% of Y; and

                                    (iii)   (pound)670,250

                          (b)       subject  as  set  out  below,  if X  exceeds
                                    (pound)500,000       and      Y      exceeds
                                    (pound)8,200,000 the Final Instalment shall be the lower of:

                                    (i)     134% of X;

                                    (ii)    8.1725% of Y; and

                                    (iii)   the aggregate of (pound)670,250 plus
                                            0.1% of X;

                                provided that the Final Instalment will in no instances exceed the equivalent of 15p per Offeree Share;

                         subject as provided below, if the average profit and turnover targets set out above are not achieved I hereby irrevocably and unconditionally waive the right to receive the Final Instalment.

                         Provided always that:

                          (a) the Offeree's said consolidated management accounts shall be prepared using the same accounting policies and practices as those applied in the audited accounts of the Offeree for the financial year ended 31 January 2000 and subject thereto in accordance with generally accepted accounting principles;

                           (b) the Offeree and its subsidiary shall until the second anniversary of the First Payment Date be maintained as a separate accounting entity;

                           (c) no transaction which is not on arms length commercial terms shall take place between the Offeree (or its subsidiary) and the Offeror (and any subsidiary or holding company of the Offeror);

                           (d) no corporate, management or other like charge shall be made by the Offeror (or any other member of its group) against the Offeree or its subsidiary;

                           (e) neither the Offeree or its subsidiary shall bear any of the costs incurred by the Offeror (or its group) in financing the Offer;

                           (f) if any cash is extracted from the Offeree or its subsidiary by the Offeror (or any member of its group)after the First Payment Date, the Offeror shall only do so if the payer has sufficient working capital for its business after such payment and on the basis that there shall be deemed to be added to the income of the payer for the purposes of the said profits targets the interest which it would have earned on such cash had it been so retained by it; and

                           (g) without prejudice to the foregoing, no action (save as envisaged by sub-paragraph (f))
                                   shall be taken by the Offeree (or its subsidiary) prior to the second anniversary of the First Payment Date at the request of the Offeror (or any member of its group) which in my reasonable opinion would materially and adversely affect the likelihood of the targets set out above being achieved without my prior consent Provided that if any such action is so taken without my prior consent then if so required by me on written notice within 30 days of the action being taken or coming to my attention (if later) I shall be entitled to demand that the said action be cancelled or revoked failing which the whole of the 15p per Offeree Share shall become due and payable by the Offeror to me by way of loan note in substantially the same form as the Loan Notes;

                           (h) all reasonable costs directly incurred by the Offeree, the Offeror or me in connection with the Offer or with the provision by the Offeror of Key Man Insurance on my life (as referred to below in Clause 5(B) shall not be included in the costs of the Offeree, for the purposes of calculating the average annual profits of the Offeree as set out in, and for the purposes of, Clause 5(A)(3);

                  (4) to waive or vary such of my rights under the Offer which are inconsistent with the above provisions.

         (B)      If before the second anniversary of the First Payment Date, I

                  (1)      die; or

                  (2) am dismissed from my employment with the Offeree otherwise than by reason of my own gross misconduct or other cause justifying summary dismissal at common law ,

                  then (subject as provided below) the 15p per Offeree Share shall become immediately due and payable in loan notes in accordance with Clause 5(A)(3) above.

         For  the  purposes  of  the  foregoing provisions of this sub-paragraph
         (B):-

         (a) I agree to use my reasonable endeavours to procure (or allow) that the Offeree takes out and pays for Key Man Insurance on my life for the period until the second anniversary of the First Payment Date in an amount not less than that payable to me under the third tranche of the Offer Price as set out above;

         (b) In the event that I retire from the Offeree due to incapacity caused by ill health I must notify the Offeror of such fact in writing within 14 days of my retirement (otherwise I shall be deemed not to have so retired for such reason) and if the Offeror so chooses by written notice to me within a further 30 days after receipt of my notice, the question of whether I was incapable of continuing to fulfil my role and responsibilities by reason of ill health shall be conclusively determined by an independent medical practitioner chosen (in default of agreement between us) at the request of the Offeror or me by the President for the time being of the General Medical Council and whose decision as to the same after examining me and my medical history and after listening to such representations as I and the Offeror shall make shall be final and binding for the purposes of the above provisions;

         (c) If I cease to be employed by the Offeree (other than by reason of (1) or (2) above) it shall conclusively be presumed for the purposes of this Deed only to be by reason of gross misconduct or other cause justifying summary dismissal at common law unless within 30 days of the termination of my employment I notify the Offeror in writing claiming that it was not, in which case unless the Offeror so agrees the matter shall be decided by a Queen's Counsel appointed (in default of agreement between us) by the President for the time being of The Law Society for England and Wales and whose decision as to the same and after listening to such representations as I and the Offeror shall make shall be final and binding for all purposes of the above provisions;

         (d) the costs and expenses of any independent medical practitioner or Queen's Counsel appointed pursuant to any of the above provisions shall be borne between the Offeror and me as he or she may decide or, failing any such decision, equally.

6. In consideration of the Offeror making, or procuring Charles Street Securities, Inc, to make the Offer on its behalf, I hereby further irrevocably undertake and agree that:-

         (A) for a period of 3 years from the date that the Offer becomes or is declared unconditional in all respects ("Completion") I shall not either on my own account or in conjunction with or on behalf of any person firm or company, carry on or be engaged, concerned or interested in carrying on (directly or indirectly) within the United Kingdom the business of market research and analysis similar to or competing with that of the Offeree (other than as a holder of less than 5% of any class of shares or debentures listed on the Stock Exchange);

         (B) for a period of 3 years after Completion, I shall not either on my own account or in conjunction with or on behalf of any other person firm or company, solicit or entice away from the Offeree any person who at the date hereof is an employee of the Offeree whether or not such a person would commit a breach of contract by reason of leaving service or not;

         (C) for a period of 3 years after Completion, I shall not either on my own account or in conjunction with or on behalf of any other person firm or company, solicit or entice away from the Offeree for the purposes of a business which is competitive with that of the Company at the date of this Deed any person who at the date hereof is a supplier to or customer of the Offeree (or to whom the Offeree has supplied services within a period of 2 years prior to the date hereof) whether such person would commit a breach of contract by reason of transferring such a business or not.

                  Provided as I hereby acknowledge, undertake and agree:

                  (1) that the above provisions are in addition to and not in substitution for any restrictions contained in my service agreement with the Offeree;

                  (2) that nothing in the above provisions shall prevent or restrict me from discharging my obligations to the Offeree under any such service agreement; and

                  (3) that although I confirm and acknowledge that the above restrictions are reasonable, in the event that any such restriction shall be found to be void or voidable but would be valid if some part or parts thereof were deleted or the period or area of application reduced then I agree that such restriction shall apply with such modification as shall be necessary to make it or them valid and effective.

7.       This  undertaking  shall be governed by, and  construed  in  accordance
         with,   English  law  and  the  English  courts  shall  have  exclusive jurisdiction to determine all disputes in relation to it.

8. Notwithstanding any other provision hereof, my obligations under this undertaking and the Offeror's obligation to make the Offer, are conditional upon the release of the Press Announcement by not later than 14 April 2000. If such condition shall not be satisfied by such time and date my obligations under this undertaking shall automatically lapse and be of no further force or effect and no party hereto shall have any claim against the other save in respect of any antecedent breach of its terms.

9. The benefit of this undertaking may notbe assigned by you or your successors.

10. I confirm that I am not the customer or deemed customer of either of you and that neither of you owes me any duties or responsibilities
         (whether as regards best execution suitability or otherwise) in connection with the Offer. I further acknowledge that Charles Street Securities, Inc. has indicated to me that it is not acting for me and will not be responsible to me for providing protections afforded to its customers nor for advising me in relation to the Offer.

Yours faithfully,

SIGNED and DELIVERED                         /s/Russell V. Nathan
as a DEED by Russell V. Nathan
in the presence of:

Witness' signature                           /s/Dawn Andrews

Witness' name                                Dawn Andrews

Witness' address                             5 Sheephouse Road
                                             Maidenhead Berks 5L6 8ES
Witness' occupation                          Accountant